UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: July 1, 2009
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 East 57th Street, New York, New York 10022
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously announced, E*TRADE Financial Corporation (the “Company”) launched a debt exchange offer for certain of its outstanding high-yield notes (the “Exchange Offer”), on the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated June 22, 2009, and the related letter of transmittal.  Pursuant to the Exchange Offer, the Company is offering to exchange more than $1.7 billion of newly-issued zero coupon Convertible Debentures due 2019 for all of its 8% Senior Notes due 2011 (the “2011 Notes”) and a portion of its 12.5% Springing Lien Notes due 2017 (the “2017 Notes”, and together with the 2011 Notes, the “Notes”). In connection with the Exchange Offer, the Company solicited and obtained consents to amendments and waivers of certain provisions of the indentures governing the Notes (the “Consent Solicitation”) during the period ended at midnight, New York City time, on July 1, 2009 (the “Early Tender Period”).

On July 1, 2009, the Company announced the progress of its Exchange Offer and Consent Solicitation through 5:00 pm EDT and noted that the Early Tender Period remained open until midnight EDT.  On July 2, 2009, the Company announced the results of its Exchange Offer and Consent Solicitation through the Early Tender Period.  Further information may be found in the Company’s press releases dated July 1, 2009 and July 2, 2009, filed as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description
99.1	Press release dated July 1, 2009

99.2	Press release dated July 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	July 2, 2009	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 1, 2009

99.2	Press release dated July 2, 2009